                                                                Exhibit 99(b)(3)


                        [LETTERHEAD OF BANK OF AMERICA]



January 14, 1999



Louisiana-Pacific Corporation

111 S.W. Fifth Avenue

Portland, OR 97204

Attention; Mr. William L. Hebert, Director, Business

Development



Re:   Limited Waiver to Credit Agreement ("Credit Agreement") dated as of

      January 31, 1997 among Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), as the Revolving Borrower, Louisiana-Pacific

      Canada Pulp Co., a Nova Scotia, Canada corporation, as the Term Borrower,

      the financial Institutions party thereto (the "Banks") and Bank of America

      National Trust and Savings Association, as agent for the Banks and the

      Designated Bidders (the "Agent")



Dear Mr. Hebert:



      Pursuant to your letter to the Agent dated January 13, 1999 (the "Request

Letter") you have requested that the Banks agree to a waiver of the provisions of Section 7.03 of the Credit Agreement (entitled "Mergers") and Section 7.05 of the Credit Agreement (entitled "Use of Proceeds"). As detailed in the Request

Letter, the Company has requested this waiver to permit it to acquire a publicly-held company (the "Acquisition") using Loan proceeds. (Capitalized terms not defined herein shall have the meanings assigned to them in the Credit

Agreement.)



      In reliance upon the representations in the Request Letter and our understanding that the Acquisition will be effected by a merger (the "Merger')

of a newly organized wholly owned subsidiary of the Company with and into the publicly held target company (whereupon such target company will become a wholly owned subsidiary of the Company), and subject to the terms and limitations hereof: (i) the Banks hereby consent to a limited waiver of the provisions of

Section 7.03 of the Credit Agreement to the extent that Section 7.03 would prohibit the Company from effecting the Acquisition by means of the Merger and hereby waive any Default or Event of Default arising solely due to a breach of

Section 7.03 of the Credit Agreement as a result of the Merger, and (ii) the

Banks hereby consent to a limited waiver of the provisions of Section 7.05 of the Credit Agreement to the extent that Section 7.05 would prohibit the Company from using Loan proceeds to effectuate the Acquisition and hereby waive any

Default or Event of Default arising solely due to a breach of Section 7.05 of the Credit Agreement as a result of the use of Loan proceeds to effectuate the

Acquisition.

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 2



      This waiver is limited to the transaction described hereby and shall not

(i) except as expressly waived and consented to hereby, waive any Default or

Event of Default otherwise arising out of the Acquisition (whether similar or dissimilar and including any cross-default arising as a result thereof) nor (ii)

be deemed to create a course of dealing or otherwise obligate the Banks to enter into other waivers in the future, whether under the same, similar or different circumstances.



      The effectiveness of this waiver is subject to the following conditions:

(1) each of the representations in the Request Letter shall be true and correct in all material respects as of the date hereof and as of the date of consummation of the Acquisition; (2) immediately after giving effect to the

Acquisition, there shall be no Default or Event of Default (except as expressly waived hereby) and the Company shall be in pro forma compliance with Section

7.01 of the Credit Agreement; (3) the Acquisition and the use of the Loan

proceeds therefore are undertaken in accordance with all applicable Requirements of Law (including Regulation U of the FRB); (4) the prior, effective written consent or approval to the Acquisition of the board of directors of the acquiree is obtained; and (5) the Agent shall have received an executed counterpart of this letter from each of the Company and the Majority Banks (including by facsimile transmission, which shall be deemed to be an original for all purposes, the Agent being authorized by the parties to make sufficient copies of such facsimile signature pages to assemble counterparts for each of the parties). This waiver may be executed in counterparts, and by each party on separate counterparts, all of which when taken together shall constitute one and the same instrument. The parties acknowledge that the Term Commitment has been terminated and the Term Loans have been repaid; accordingly, the Term Borrower is not a party hereto.



                                   Yours truly,



                                   Bank of America National Trust and

                                   Savings Association, as Agent





                                   /s/ Carl F. Fye



                                   Carl F. Fye

                                   Vice President

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 3



BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION, as Agent and Bank



By: /s/ Michael J. Balok

   -----------------------------------

Name: Michael J. Balok

     ---------------------------------

Title: Managing Director

      --------------------------------



Agreed to:



LOUISIANA-PACIFIC CORPORATION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------





--------------------------------------

NAME OF INSTITUTION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 3



BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION, as Agent and Bank



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Agreed to:



LOUISIANA-PACIFIC CORPORATION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



The Bank of New York

--------------------------------------

NAME OF INSTITUTION



By: /s/ Robert Louk

   -----------------------------------

Name: Robert Louk

     ---------------------------------

Title: Vice President

      --------------------------------

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 3



BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION, as Agent and Bank



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Agreed to:



LOUISIANA-PACIFIC CORPORATION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



ABN AMRO Bank

--------------------------------------

NAME OF INSTITUTION



By: /s/ David McGinnis

   -----------------------------------

Name: David McGinnis

     ---------------------------------

Title: Vice President

      --------------------------------



By: /s/ Leif H. Olsson

   -----------------------------------

Name: Leif H. Olsson

     ---------------------------------

Title: Senior Vice President

      --------------------------------

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 3



BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION, as Agent and Bank



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Agreed to:



LOUISIANA-PACIFIC CORPORATION



By: /s/ Curtis M. Stevens

   -----------------------------------

Name: Curtis M. Stevens

     ---------------------------------

Title: Vice President, Treasurer & CFO

      --------------------------------



By: /s/ Lynn L. Miller

   -----------------------------------

Name: Lynn L. Miller

     ---------------------------------

Title: Assistant Treasurer

      --------------------------------





--------------------------------------

NAME OF INSTITUTION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 3



BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION, as Agent and Bank



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Agreed to:



LOUISIANA-PACIFIC CORPORATION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Chase Manhattan Bank

--------------------------------------

NAME OF INSTITUTION



By: /s/ Lenard Weiner

   -----------------------------------

Name: Lenard Weiner

     ---------------------------------

Title: Managing Director

      --------------------------------

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 3



BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION, as Agent and Bank



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Agreed to:



LOUISIANA-PACIFIC CORPORATION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



The First National Bank of Chicago

--------------------------------------

NAME OF INSTITUTION



By: /s/ Mark A. Isley

   -----------------------------------

Name: Mark A. Isley

     ---------------------------------

Title: First Vice President

      --------------------------------

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 3



BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION, as Agent and Bank



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Agreed to:



LOUISIANA-PACIFIC CORPORATION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Wachovia Bank, N.A.

--------------------------------------

NAME OF INSTITUTION



By: /s/ David L. Corts

   -----------------------------------

Name: David L. Corts

     ---------------------------------

Title: Vice President

      --------------------------------

Re: Louisiana-Pacific Corporation

January 14, 1999

Page 3



BANK OF AMERICA NATIONAL TRUST AND

SAVINGS ASSOCIATION, as Agent and Bank



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



Agreed to:



LOUISIANA-PACIFIC CORPORATION



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



By:

   -----------------------------------

Name:

     ---------------------------------

Title:

      --------------------------------



U.S. Bank National Association

--------------------------------------

NAME OF INSTITUTION



By: /s/ Gayle Burgess

   -----------------------------------

Name: Gayle Burgess

     ---------------------------------

Title: Asst. Relationship Manager

      --------------------------------

                                                              Exhibit 99(b)(3)


                 [LETTERHEAD OF LOUISIANA-PACIFIC CORPORATION]

January 13, 1999

Mr. Chris Gernhard                                       Personal & Confidential
Vice President
Bank of America
555 California Street
San Francisco, CA 94104

Dear Chris,

Louisiana-Pacific Corporation is in the process of negotiating the purchase, for cash, of all of the outstanding shares of a public company. Our current schedule targets the signing of the share purchase and merger agreements and a public announcement of the transaction early next week. Our goal is to be able to say that our offer to purchase is not subject to any financing contingency.

We are planning on using funds available under our current credit agreement to fund the share purchase. We have reviewed the credit agreement and are concerned that the purchase of the above mentioned shares would violate paragraph 7.03 and
7.05 of the credit agreement. On a proforma basis, we are in compliance with all other aspects of the agreement, including the financial covenant. We request that you secure the necessary approvals from your bank and the other banks in the credit agreement syndicate to provide the necessary waivers.

It is our intention to began discussions with BofA/NationsBanc Montgomery Securities and our financial advisor about putting into place more appropriate, longer-term financing to replace the funds used under the current credit agreement.

The target is a publicly-traded building materials company. The target has one shareholder that holds nearly 50% of the shares. This transaction is being negotiated amongst L-P, target's management and the large shareholder on a friendly basis and we would only proceed on that basis. Based on discussions to date, the estimated total transaction value, including debt of $50 million, would be $220-230 million.

The nature of the target's business is an excellent strategic fit with L-P in terms of the nature of products sold and the customer and channels served. We see quite a lot of good synergies in combining L-P and the target. They also have an excellent management team. The company's sales in recent years have ranged from $300-325 million and they have been profitable ($15-20 million).

The target has exposure to a product liability claims and litigation. L-P's business people and legal people have done extensive due diligence on this matter. Based on this review, we do not believe this is a material exposure.

Either I or Curt Stevens would be happy to answer any questions you may have regarding this proposed transaction. Obviously everything discussed in this letter is highly confidential and should only be used and discussed for purposes of making the necessary credit decisions.

Sincerely,


/s/ William L. Hebert

William L. Hebert
Director, Business Development

CC: Curt Stevens